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                                                                   EXHIBIT 10.22

                        NOCICEPTECH PHARMACEUTICALS, INC.

                             KEY EMPLOYEE AGREEMENT

      THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into by and between Dr. Ronald M. Burch ("Executive") and Nociceptech Pharmaceuticals, Inc., a Delaware corporation ("Nociceptech" or "Company") on the last date on which both parties have signed this Agreement.

      1.    POSITION AND RESPONSIBILITIES.

            1.1 The Company will employ Executive and Executive shall serve in an executive capacity as President and Chief Executive Officer ("CEO") and perform the duties customarily associated with such capacity from time to time and at such place or places as the Company shall reasonably designate or as shall be reasonably appropriate and necessary in connection with such employment.

            1.2 Executive will, to the best of Executive's ability, devote Executive's full business time and best efforts to the performance of Executive's duties hereunder and to the business and affairs of the Company. Executive agrees to serve as a director and/or officer of the Company if elected by the shareholders and the Board of Directors of the Company (the "Board"), as the case may be, and to perform such executive duties as may be reasonably assigned to Executive in his capacity as CEO by the Board from time to time. In his position with the Company, Executive will report to the Board directly.

            1.3 The employment relationship between the parties shall be governed by the general employment policies and procedures of the Company, including those relating to the protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company's general employment policies or procedures, this Agreement shall control.

      2.    COMPENSATION.

            2.1 SALARY. The Company shall pay to Executive for the services to be rendered hereunder an annual base salary of $250,000, less standard payroll deductions and withholdings. Executive's annual base salary shall be paid in not less than monthly installments in accordance with Company policy. Executive's salary shall be subject to periodic review and may be increased by the Board (or any authorized committee thereof), in its sole discretion.

            2.2 BONUS. Executive shall also be eligible to receive an annual performance bonus of up to $100,000, less standard payroll deductions and withholdings, based upon Executive's achievements of certain milestones and performance objectives established by the Board in consultation with Executive and provided Executive remains employed with the Company throughout the applicable bonus year. The Board (or any authorized committee thereof), in its sole discretion, shall determine the extent to which

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Executive has achieved the performance targets upon which Executive's bonus is based, and the amount of bonus to be paid to Executive, if any. The Board may, in its sole discretion, pay any bonus due to Executive pursuant to this Section
2.2 in cash, stock, or options to purchase Company common stock pursuant to the Company's then-governing stock option plan, or in any combination thereof. Any bonus due pursuant to this Section 2.2 shall be conveyed to Executive within thirty (30) days of Executive's employment anniversary date. Any option to purchase Company common stock granted to Executive pursuant to this Section 2.2 shall have an exercise price payable by the Executive equal to the fair market value of the shares subject to the option as of the date of the grant, and shall be subject to the terms and conditions of the governing equity incentive plan, option grant notice and stock option agreement. The Board (or any authorized committee thereof) may review Executive's bonus periodically, and may increase Executive's bonus range in its sole discretion.

            2.3 STOCK PURCHASE. Company shall sell to Executive, and Executive shall purchase from the Company, one million one hundred thousand (1,100,000) shares of common stock of the Company (the "Stock"), pursuant to the terms and conditions set forth in the Founder's Stock Purchase Agreement attached hereto as EXHIBIT A. The Stock shall be subject to the Company's right to repurchase (the "Repurchase Option"), but shall vest and be released from the Repurchase Option in accordance with the vesting schedule set forth in the Founder's Stock Purchase Agreement.

            2.4 STOCK OPTIONS. The Company may also, in its sole discretion, gram Executive options to purchase shares of the Company's common stock from time to time. The applicable equity incentive plan, stock option agreement(s) and grant notice(s) shall govern any such options.

            2.5 STANDARD COMPANY BENEFITS. Executive will be entitled to all rights and benefits for which he is eligible under the terms and conditions of the standard Company benefits programs (including medical and dental insurance plans) which may be in effect from time to time and provided by the Company to its executive employees generally. The Company may modify its benefits programs from time to time as it deems necessary.

      3.    CONFIDENTIAL INFORMATION, RIGHTS AND DUTIES.

            3.1 PROPRIETARY INFORMATION. Executive will be required as a condition of employment to sign and abide by the Company's Proprietary Information and Inventions Agreement (the "Proprietary Information Agreement"), a form of which is attached hereto as Exhibit B.

            3.2 FORMER EMPLOYMENT. Nothing in the Proprietary Information Agreement shall limit or otherwise circumscribe any confidentiality agreement Executive may have previously entered into with Company. In Executive's work for the Company, Executive will be expected not to use or disclose any confidential information, including trade secrets, of any former employer or other person to whom Executive has an obligation of confidentiality. Rather, Executive will be expected to use only that information which

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is generally known and used by persons with training and experience comparable to Executive's own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

            3.3 EXCLUSIVE PROPERTY. Executive agrees that all Company-related business procured by the Executive, and all Company-related business opportunities and plans made known to Executive while employed by the Company, are and shall remain the permanent and exclusive property of the Company.

      4.    OTHER ACTIVITIES DURING EMPLOYMENT.

            4.1   ACTIVITIES. Except as expressly allowed by Sections 4.1 and
4.2 of this Agreement, Executive will not during his employment with the Company undertake or engage in any other employment, occupation or business enterprise without the Board's prior written consent. Executive may engage in civic and not-for-profit activities 90 long as such activities do not materially interfere with the performance of his duties hereunder. Subject to the limitations of
Section 4.2 of this Agreement and with the prior written consent of the Board, Executive may serve as a director of other corporations and may devote a reasonable amount of his time to other types of business or public activities not expressly mentioned in this Section. The Board may rescind its consent to Executive's service as a director of other corporations or participation in other business or public activities if the Board, in its sole discretion, determines that such activities materially compromise or threaten to materially compromise the Company's business interests.

            4.2 NON-COMPETITION. During his employment with the Company, except on behalf of the Company, Executive will not directly or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, representative, investor, consultant, or in any capacity whatsoever engage in, become financially interested in, be employed by or have any business connection with any other person, corporation, firm, partnership or other entity whatsoever known by him to compete directly with the Company, anywhere in the world, in any line of business engaged in (or planned to be engaged in) by the Company; provided, however, that the Executive may purchase or otherwise acquire up to (but not more than) one percent (1%) of any class of securities of any enterprise (but without participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      5. NONSOLICITATION. During his employment with the Company and for two (2) years thereafter, Executive shall not, without first obtaining the prior written consent of the Company, directly or indirectly solicit, induce, persuade or entice, or attempt to do so, or otherwise cause, or attempt to cause, any employee or independent contractor of the Company to terminate his or her employment or contracting relationship in order to become an employee or independent contractor of any other person or entity.

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

      6. AT-WILL EMPLOYMENT. Executive's employment relationship with the Company is at-will. Accordingly, both the Executive and the Company may terminate the employment relationship at any time with or without cause or advance notice.

      7.    GENERAL PROVISIONS.

            7.1 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction, as if such invalid, illegal or unenforceable provisions had never been contained herein.


            7.2 WAIVER. If either party should waive any breach of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

            7.3 ENTIRE AGREEMENT. This Agreement, including all exhibits, constitutes the complete, final, and exclusive embodiment of the entire agreement between Executive and the Company with regard to the subject matter contained herein. It is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified or amended except in a writing signed by a duly authorized officer of the Company and Executive. Each party has carefully read this Agreement, has been afforded the opportunity to be advised of its meaning and consequences by him or its respective attorneys, and signed the same of his or its own free will.

            7.4 COUNTERPARTS. This Agreement may be executed in two counterparts, each of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement Facsimile signatures shall be deemed as effective as original signatures.

            7.5 HEADINGS AND CONSTRUCTION. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof or to affect the meaning thereof. For purposes of construction, of this Agreement, any ambiguities shall not be construed against either party as the drafter.

            7.6 SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the written consent of the Company, which will not be withheld unreasonably.

            7.7 ARBITRATION. To provide a mechanism for rapid and economical dispute resolution, Executive and the Company agree that any and all disputes, claims, or causes of action, in law or equity, arising from or relating to this or its enforcement,

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performance, breach, or interpretation, or to Executive's employment with the
Company or the termination of that employment, will be resolved, to the fullest extent permitted by law, by final, binding, and confidential arbitration conducted by the American Arbitration Association ("AAA"), under its then-existing Rules and Procedures, at the AAA location closest to the Company's principal place of business. Both parties shall be entitled to conduct sufficient discovery in any arbitration to ascertain the facts and law at issue in the dispute. Resolution of the dispute shall be based solely upon the law governing the claims and defenses pleaded, and the arbitrator may not invoke any basis other than such controlling law. The arbitrator shall issue a written opinion setting forth the facts and law supporting any award. The Company shall bear the costs of arbitration; however, the prevailing party shall be entitled to recover reasonable attorney fees and costs incurred in the arbitration to the extent allowed by law. Executive understands and agrees that under this Section
7.7 of the Agreement, Executive is waiving his right to a jury trial and his right to file any administrative agency charge with regard to any such disputes, claims or causes of action, including, but not limited to, all federal and state statutory and common law claims, claims related to Executive's employment with the Company or to the termination of that employment, claims related to any breach of contract, tort, wrongful termination, discrimination, wages or benefits, or claims for any form of equity or compensation Nothing in this
Section 7.7 of the Agreement is intended to prevent either the Executive or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any arbitration. The prevailing party in any such court action shall be entitled to recover his or its reasonable attorneys' fees and costs incurred in connection with such proceeding.

            7.8 GOVERNING LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of California as applied to contracts made and to be performed entirely within California.

            7.9   EXHIBITS.


                  Exhibit A - Founder's Stock Purchase Agreement
                  Exhibit B - Proprietary Information and Inventions Agreement


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      IN WITNESS WHEREOF, the parties executed this agreement on the dates noted
below.

NOCICEPTECH PHARMACEUTICALS, INC.

By: /s/ Richard B. Carter
   ________________________________

Print Name: Richard B. Carter
           ________________________

Title: Chief Scientific Officer
      _____________________________

Date:______________________________

DR. RONALD M. BURCH

/s/ Ronald M. Burch
-----------------------------------
DATE: 30 March 2001

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                                    EXHIBIT A

                       FOUNDER'S STOCK PURCHASE AGREEMENT

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                          LUPERX PHARMACEUTICALS, INC.

                        FOUNDER STOCK PURCHASE AGREEMENT

      THIS FOUNDER STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 30th day of March, 2001, by and between LUPERx PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), and Ronald Burch M.D., Ph.D. ("Purchaser").

      WHEREAS, the Company desires to issue, and Purchaser desires to acquire, stock of the Company as herein described, on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, IT IS AGREED between the parties as follows:

1. PURCHASE AND SALE OF STOCK. Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to Purchaser, an aggregate of one million (1,000,000) shares of the Common Stock of the Company (the "Stock") at one tenth of one cent ($0.001) per share, for an aggregate purchase price of one thousand dollars ($1,000), payable in cash.

      The closing hereunder, including payment for and delivery of the Stock shall occur at the offices of the Company immediately following the execution of this Agreement, or at such other time and place as the parties may mutually agree.

2.    REPURCHASE OPTION

      (a) In the event Purchaser's relationship with the Company (or a parent or subsidiary of the Company) terminates for any reason (including death or disability), or for no reason, with or without cause, such that after such termination Purchaser is no longer an employee of, or consultant to, the Company (and regardless of whether or not Purchaser is then serving as a director of the Company), then the Company shall have an irrevocable option (the "Repurchase Option"), for a period of ninety (90) days after said termination, or such longer period as may be agreed to by the Company and the Purchaser, to repurchase from Purchaser or Purchaser's personal representative, as the case may be, at the original price per share indicated above paid by Purchaser for such Stock ("Option Price"), up to but not exceeding the number of shares of Stock that have not vested in accordance with the provisions of Sections 2(b), 2(d) and 2(e) below as of such termination date.

      (b) One hundred percent (100%) of the Stock shall initially be subject to the Repurchase Option. On the date one (1) year from the Vesting Commencement Date (as set forth on the signature page to this Agreement) (the "Vesting Anniversary Date") twenty-five percent (25%) (two hundred fifty thousand (250,000) shares) of the Stock subject to the Repurchase Option shall vest and be released from the Repurchase Option. Thereafter, 1/48th of the Stock shall vest and be released from the Repurchase Option on a monthly basis measured from the Vesting Anniversary Date, until all the Stock is released from the Repurchase Option

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(provided in each case that Purchaser remains an employee of, or a consultant to, the Company (or a parent or subsidiary of the Company) as of the date of such release).

      (c) In the event that Purchaser does not commence continuous service as an employee of, or a consultant to, the Company by April 15, 2001, then the Company shall have an irrevocable option, for a period of ninety (90) days after such date, or such longer period as may be agreed to by the Company and the Purchaser, to repurchase from Purchaser or Purchaser's personal representative, as the case may be, at the Option Price, one hundred percent (100%) of the Stock.

      (d) In the event of a Corporate Transaction, the Repurchase Option shall lapse as to twenty-five percent (25%) of the Stock then subject to the Repurchase Option, and twenty-five percent (25%) of the Stock then subject to the Repurchase Option shall become fully vested.

      (e) If Purchaser is terminated without Cause (as defined below) or if Purchaser terminates his employment for Good Cause (as defined below) at any time within twelve (12) months following a Corporate Transaction, the Repurchase Option shall lapse as to fifty percent (50%) of the Stock then subject to the Repurchase Option, and fifty percent (50%) of the shares of Stock then subject to Repurchase Option shall immediately become fully vested.

      (f) For purposes of the Repurchase Option, "Cause" shall mean misconduct, including: (i) conviction of any felony or any crime involving moral turpitude or dishonesty; (ii) participation in a fraud or act of dishonesty against the Company; (iii) willful and material breach of Purchaser's duties that has not been cured within 30 days after written notice from the Company's Board of Directors of such breach; (iv) intentional and material damage to the Company's property or (v) material breach of the Proprietary Information and Inventions Agreement. For purposes of the Repurchase Option, "Good Cause" shall mean any of the following actions taken without Cause by the Company or a successor corporation or entity without Purchaser's consent: (i) substantial reduction of Purchaser's rate of compensation other than in connection with reductions to the rate of compensation of all officers; (ii) material reduction in Purchaser's duties, provided, however, that a change in job position (including a change in title) shall not be deemed a "material reduction" unless Purchaser's new duties are substantially reduced from the prior duties; (iii) failure or refusal of a successor to the Company to assume the Company's obligations under this Agreement in the event of a Corporate Transaction as defined below; or (iv) relocation of Purchaser's principal place of employment to a place greater than 50 miles from Purchaser's then current principal place of employment.

3. EXERCISE OF REPURCHASE OPTION. The Repurchase Option shall be exercised by written notice signed by an officer of the Company or by any assignee or assignees of the Company and delivered or mailed as provided in Section 17(a). Such notice shall identify the number of shares of Stock to be purchased and shall notify Purchaser of the time, place and date for settlement of such purchase, which shall be scheduled by the Company within the term of the Repurchase Option set forth in Section 2(a) above. The Company shall be entitled to pay for any shares of Stock purchased pursuant to its Repurchase Option at the Company's option in cash or by offset against any indebtedness owing to the Company by Purchaser (including without limitation any Note given in payment for the Stock), or by a combination of both. Upon delivery of such notice and payment of the purchase price in any of the ways described above, the

                                       2.

Company shall become the legal and beneficial owner of the Stock being repurchased and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the Stock being repurchased by the Company, without further action by Purchaser.

4. ADJUSTMENTS To STOCK. If, from time to time, during the term of the Repurchase Option there is any change affecting the Company's outstanding Common Stock as a class that is effected without the receipt of consideration by the Company (through merger, consolidation, reorganization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, change in corporation structure or other transaction not involving the receipt of consideration by the Company), then any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of Purchaser's ownership of Stock shall be immediately subject to the Repurchase Option and be included in the word "Stock" for all purposes of the Repurchase Option with the same force and effect as the shares of the Stock presently subject to the Repurchase Option, but only to the extent the Stock is, at the time, covered by such Repurchase Option. While the total Option Price shall remain the same after each such event, the Option Price per share of Stock upon exercise of the Repurchase Option shall be appropriately adjusted.

5. CORPORATE TRANSACTION. In the event of (a) a sale of substantially all of the assets of the Company; (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation in which shareholders immediately before the merger or consolidation have, immediately after the merger or consolidation, greater stock voting power); or (c) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (other than a reverse merger in which shareholders immediately before the merger have, immediately after the merger, greater stock voting power); or (d) any transaction or series of related transactions in which in excess of fifty percent (50%) of the Company's voting power is transferred, other than the sale by the Company of stock in transactions the primary purpose of which is to raise capital for the Company's operations and activities ((a) through (d) being collectively referred to herein as a "Corporate Transaction"), then the Repurchase Option may be assigned by the Company to any successor of the Company (or the successor's parent) in connection with such Corporate Transaction. To the extent that the Repurchase Option remains in effect following such a Corporate Transaction, it shall apply to the new capital stock or other property received in exchange for the Stock in consummation of the Corporate Transaction, but only to the extent the Stock is at the time covered by such right. Appropriate adjustments shall be made to the price per share payable upon exercise of the Repurchase Option to reflect the effect of the Corporate Transaction upon the Company's capital structure; provided, however, that the aggregate Option Price shall remain the same.

6. TERMINATION OF REPURCHASE OPTION. Sections 2, 3,4 and 5 of this Agreement shall terminate upon the exercise in full or expiration of the Repurchase Option, whichever occurs first.

7. ESCROW OF UNVESTED STOCK. As security for Purchaser's faithful performance of the terms of this Agreement and to insure the availability for delivery of Purchaser's Stock upon exercise of the Repurchase Option herein provided for, Purchaser agrees, at the closing

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

hereunder, to deliver to and deposit with the Secretary of the Company or the Secretary's designee ("Escrow Agent"), as escrow agent in this transaction, three (3) stock assignments duly endorsed (with date and number of shares blank) in the form attached hereto as Exhibit A, together with a certificate or certificates evidencing all of the Stock subject to the Repurchase Option; said documents are to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of the Company and Purchaser set forth in Exhibit B attached hereto and incorporated by this reference, which instructions shall also be delivered to the Escrow Agent at the closing hereunder. Purchaser hereby acknowledges that the Secretary of the Company, or the Secretary's designee, is so appointed as the escrow holder with the foregoing authorities as a material inducement to make this Agreement and that said appointment is coupled with an interest and is accordingly irrevocable. Purchaser agrees that Escrow Agent shall not be liable to any party hereof (or to any other party). Escrow Agent may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Purchaser agrees that if the Secretary of the Company, or the Secretary's designee, resigns as Escrow Agent for any or no reason, the Board of Directors of the Company shall have the power to appoint a successor to serve as Escrow Agent pursuant to the terms of this Agreement. Purchaser agrees that if the Secretary of the Company resigns as Secretary, the successor Secretary shall serve as Escrow Agent pursuant to the terms of this Agreement.

8.    PARACHUTE PAYMENTS.

      (a) If any payment or benefit you would receive pursuant to a Corporate Transaction from the Company or otherwise ("Payment") would (i) constitute a "parachute payment" within the meaning of Section 280g of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then such Payment shall be reduced to the Reduced Amount. The "Reduced Amount" shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in your receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting "parachute payments" is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order unless you elect in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the date on which the event that triggers the Payment occurs): reduction of cash payments; cancellation of accelerated vesting of stock awards; reduction of employee benefits. In the event that acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of your stock awards unless you elect in writing a different order for cancellation.

      (b) The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Corporate Transaction shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Corporate Transaction, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder.

                                       4.

The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

      (c) The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and you within fifteen (15) calendar days after the date on which your right to a Payment is triggered (if requested at that time by the Company or you) or such other time as requested by the Company or you. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, it shall furnish the Company and you with an opinion reasonably acceptable to you that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and you.

9. RIGHTS OF PURCHASER. Subject to the provisions of Sections 7, 10, 13 and 15 herein, Purchaser shall exercise all rights and privileges of a shareholder of the Company with respect to the Stock deposited in escrow. Purchaser shall be deemed to be the holder for purposes of receiving any dividends that may be paid with respect to such shares of Stock and for the purpose of exercising any voting rights relating to such shares of Stock, even if some or all of such shares of Stock have not yet vested and been released from the Repurchase Option.

10. LIMITATIONS ON TRANSFER. In addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Stock while the Stock is subject to the Repurchase Option. After any Stock has been released from the Repurchase Option, Purchaser shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Stock except in compliance with the provisions herein and applicable securities laws. Furthermore, the Stock shall be subject to any right of first refusal in favor of the Company or its assignees that may be contained in the Company's Bylaws.

11. RESTRICTIVE LEGENDS. All certificates representing the Stock shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

      (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER'S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH OPTION IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY."

      (b) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

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

      (c) "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE COMPANY AND/OR ITS ASSIGNEE(S) AS PROVIDED IN THE BYLAWS OF THE COMPANY."

      (d)   Any legend required by appropriate blue sky officials.

12. INVESTMENT REPRESENTATIONS. In connection with the purchase of the Stock, Purchaser represents to the Company the following:

      (a) Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Stock. Purchaser is purchasing the Stock for investment for Purchaser's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Act.

      (b) Purchaser understands that the Stock has not been registered under the Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein.

      (c) Purchaser further acknowledges and understands that the Stock must be held indefinitely unless the Stock is subsequently registered under the Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the Stock. Purchaser understands that the certificate evidencing the Stock will be imprinted with a legend which prohibits the transfer of the Stock unless the Stock is registered or such registration is not required in the opinion of counsel for the Company.

      (d) Purchaser is familiar with the provisions of Rules 144, under the Act, as in effect from time to time, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions.

      The Stock may be resold by Purchaser in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company and (ii) the resale occurring following the required holding period under Rule 144 after the Purchaser has purchased, and made full payment of (within the meaning of Rule
144), the securities to be sold.

      (e) Purchaser further understands that at the time Purchaser wishes to sell the Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, Purchaser would be precluded from selling the Stock under Rule 144 even if the minimum holding period requirement had been satisfied.

      (f)   Purchaser further warrants and represents that Purchaser has either
(i) preexisting personal or business relationships, with the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect his own interests in connection with the purchase of the Stock by virtue of the business or financial expertise of himself or of professional

                                       6.

advisors to Purchaser who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly.

13. MARKET STAND-OFF AGREEMENT. Purchaser shall not sell, dispose of transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock or other securities of the Company held by Purchaser, including the Stock (the "Restricted Securities"), for a period of time specified by the managing underwriter (not to exceed one hundred eighty (180) days) following the effective date of a registration statement of the Company filed under the Act. Purchaser agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto, provided that all similarly situated officers are similarly bound. In order to enforce the foregoing covenant, the Company may impose stop- transfer instructions with respect to Purchaser's Restricted Securities until the end of such period. The underwriters of the Company's stock are intended third party beneficiaries of this Section 12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

14. SECTION 83(b) ELECTION. Purchaser understands that Section 83(a) of the Internal Revenue Code of 1986, as amended (the "Code"), taxes as ordinary income the difference between the amount paid for the Stock and the fair market value of the Stock as of the date any restrictions on the Stock lapse. In this context, "restriction" includes the right of the Company to buy back the Stock pursuant to the Repurchase Option set forth in Section 2(a) above. Purchaser understands that Purchaser may elect to be taxed at the time the Stock is purchased, rather than when and as the Repurchase Option expires, by filing an election under Section 83(b) (an "83(b) Election") of the Code with the Internal Revenue Service within thirty (30) days from the date of purchase. Even if the fair market value of the Stock at the time of the execution of this Agreement equals the amount paid for the Stock, the 83(b) Election must be made to avoid income under Section 83(a) in the future. Purchaser understands that failure to file such an 83(b) Election in a timely manner may result in adverse tax consequences for Purchaser. Purchaser further understands that an additional copy of such 83(b) Election is required to be filed with his or her federal income tax return for the calendar year in which the date of this Agreement falls. Purchaser acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to purchase of the Stock hereunder, and does not purport to be complete. Purchaser further acknowledges that the Company has directed Purchaser to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Purchaser may reside, and the tax consequences of Purchaser's death. Purchaser assumes all responsibility for filing an 83(b) Election and paying all taxes resulting from such election or the lapse of the restrictions on the Stock.

15. REFUSAL TO TRANSFER. The Company shall not be required (a) to transfer on its books any shares of Stock of the Company which shall have been transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

16. NO EMPLOYMENT RIGHTS. This Agreement is not an employment contract and nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company (or a parent or subsidiary of the Company) to terminate Purchaser's employment for any reason at any time, with or without cause and with or without notice.

17. MISCELLANEOUS.

      (a) NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or sent by telegram or fax or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at his address hereinafter shown below its signature or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

      (b) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, Purchaser's successors, and assigns. The Repurchase Option of the Company hereunder shall be assignable by the Company at any time or from time to time, in whole or in part.

      (c) ATTORNEYS' FEES; SPECIFIC PERFORMANCE. Purchaser shall reimburse the Company for all costs incurred by the Company in enforcing the performance of, or protecting its rights under, any part of this Agreement, including reasonable costs of investigation and attorneys' fees. It is the intention of the parties that the Company, upon exercise of the Repurchase Option and payment of the Option Price, pursuant to the terms of this Agreement, shall be entitled to receive the Stock, in specie, in order to have such Stock available for future issuance without dilution of the holdings of other shareholders. Furthermore, it is expressly agreed between the parties that money damages are inadequate to compensate the Company for the Stock and that the Company shall, upon proper exercise of the Repurchase Option, be entitled to specific enforcement of its rights to purchase and receive said Stock.

      (d) GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company's principal place of business.

      (e) FURTHER EXECUTION. The parties agree to take all such further action
(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

      (f) INDEPENDENT COUNSEL. Purchaser acknowledges that this Agreement has been prepared on behalf of the Company by Cooky Godward LLP, counsel to the Company and that Cooley Godward LLP does not represent, and is not acting on behalf of, Purchaser. Purchaser has been provided with an opportunity to consult with Purchaser's own counsel with respect to this Agreement.

                                       8.

      (g) ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

      (f) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

      (i) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                                       9.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              LUPERX PHARMACEUTICALS, INC.

                              By: /s/ Richard B. Carter
                                  ----------------------------------------------
                              Title: Chief Scientific Officer

                              Address:
                                      ------------------------------------------

                                      ------------------------------------------

PURCHASER ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO SECTION 2 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE OR CONSULTANT AT THE WILL OF THE COMPANY. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT SHALL CONFER UPON PURCHASER ANY RIGHT WITH RESPECT TO CONTINUATION OF SUCH EMPLOYMENT OR CONSULTING RELATIONSHIP WITH THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH PURCHASER'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE PURCHASER'S EMPLOYMENT OR CONSULTING RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

                             PURCHASER:

                            /s/ Ronald M. Burch
                            ----------------------------------------------------
                            RONALD M. BURCH M.D., PH.D.

                            Address: 12A Powder Horn Hill
                            Wilton, CT 06897

                            VESTING COMMENCEMENT

                            DATE: April 2, 2001

                                        10.

                                 SPOUSAL CONSENT

      I am married to RONALD BURCH M.D., PH.D. the Purchaser pursuant to the attached Founder Stock Purchase Agreement. I acknowledge that I have read the foregoing Founder Stock Purchase Agreement and that I know its contents. I am aware that by its provisions my spouse agrees to sell all his Shares of the Company, including my community property interest in them, if any, on the occurrence of certain events and that I must agree to sell Shares transferred to me in certain circumstances. I hereby consent to such sale, approve of the provisions of the Agreement, and agree that those Shares and my interest in them are subject to the provisions of the Agreement and that I will take no action at any time to hinder operation of the Agreement on those Shares or my interest in them.

        Dated: 3/30/2001
                                                   /s/ Barbara Burch
                                                   -----------------------------
                                                   (Signature of Spouse)
                                       11.

                                    EXHIBIT A

                   STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

      FOR VALUE RECEIVED, RONALD BURCH M.D., PH.D. hereby sells, assigns and transfers unto LUPERX PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), pursuant to the Repurchase Option under that certain Founder Stock Purchase Agreement, dated March 30, 2001, by and between the undersigned and the Company (the "Agreement")________________________shares of Common Stock of the Company standing in the undersigned's name on the books of the Company represented by Certificate No.__________________and does hereby irrevocably constitute and appoint the Company's Secretary attorney to transfer said stock on the books of the Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the repurchase of shares of Common Stock issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain subject to the Company's Repurchase Option under the Agreement.

 Dated: ____________

                                                     /s/ Ronald M. Burch
                                                     -------------------------
                                                     (Signature)

                                                     Ronald Burch M.D., Ph.D.
                                                     -------------------------
                                                     (Print Name)

[INSTRUCTION: Please do not fill in any blanks other than the signature line. The purpose of this Assignment is to enable the Company to exercise its repurchase option set forth in the Agreement without requiring additional signatures on the part of Purchaser.]

                                    EXHIBIT B

                            JOINT ESCROW INSTRUCTIONS

Escrow Agent
Matthew B. Hemington, Esq.
Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, Ca 94306

 Ladies and Gentlemen:

As Escrow Agent for both LUPERX PHARMACEUTICALS, INC., a Delaware corporation ("Corporation") and RICHARD CARTER PH.D. ("Purchaser"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Founder Stock Purchase Agreement dated as of 3/30/01 ("Agreement") , to which a copy of these Joint Escrow Instructions is attached as Exhibit B, in accordance with the following instructions:

      1. In the event Corporation or an assignee shall elect to exercise the Repurchase Option set forth in the Agreement, the Corporation or its assignee will give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing thereunder at the principal office of the Corporation. Purchaser and the Corporation hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

      2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver the same, together .with the certificate evidencing the shares of stock to be transferred, to the Corporation against the simultaneous delivery to you of the purchase price (which may include suitable acknowledgment of cancellation of indebtedness) for the number of shares of stock being purchased pursuant to the exercise of the Repurchase Option.

      3. Purchaser irrevocably authorizes the Corporation to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and complete any transaction herein contemplated, including but not limited to any appropriate filing with state or government officials or bank officials. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a shareholder of the Corporation while the stock is held by you.

      4. This escrow shall terminate upon the exercise in full or expiration of the Repurchase Option, whichever occurs first.

                                       1.

      5.. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of the same to Purchaser and shall be discharged of all further obligations hereunder; provided, however, that if at the time of termination of this escrow you are advised by the Corporation that any property subject to this escrow is the subject of a pledge or other security agreement, you shall deliver all such property to the pledgeholder or other person designated by the Corporation.

      6. Except as otherwise provided in these Joint Escrow Instructions, your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

      7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

      8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

      9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

      10. You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

      11. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Corporation or if you shall resign by written notice to each party. In the event of any such termination, the Secretary of the Corporation shall automatically become the successor Escrow Agent unless the Corporation shall appoint another officer or assistant officer of the Corporation as successor Escrow Agent, and Purchaser hereby confirms the appointment of such successor as his attorney-in-fact and agent to the full extent of your appointment.

      12. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

      13. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are

                                        2.

authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

      14. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, including delivery by express courier, or five (5) days after deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties entitled to such notice at the following addresses, or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.

CORPORATION:                   LUPERX Pharmaceuticals, Inc.
                               c/o Interwest Partners, LP
                               3000 Sand HillRoad, Building 3, Suite 255
                               Menlo Park, CA 94025

PURCHASER:                     Richard Carter Ph.D.
                               21892 Empanada
                               Mission Viejo, CA 92691

ESCROW AGENT:                  Cooley Godward LLP
                               Attn: Matthew B. Hemington, Esq.
                               Five Palo Alto Square
                               3000 El Camino Real Palo
                               Alto, CA 94306

      15. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

      16. You shall be entitled to employ such legal counsel and other experts (including, without limitation, the firm of Cooley Godward LLP) as you may deem necessary properly to advise you in connection with your obligations hereunder. You may rely upon the advice of such counsel, and you may pay such counsel reasonable compensation therefor. The Corporation shall be responsible for all fees generated by such legal counsel in connection with your obligations hereunder.

      17. This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. It is understood and agreed that references to "you" and "your" herein refer to the original Escrow Agents. It is understood and agreed that the Corporation may at any time or from time to time assign its rights under the Agreement and these Joint Escrow Instructions.

                                       3.

      18. This Agreement shall be governed by and interpreted and determined in accordance with the laws of the State of Delaware, as such laws are applied by State courts to contracts made and to be performed entirely in Delaware by residents of that state.

                                   Very truly yours,

                                   LUPERX PHARMACEUTICALS, INC.

                                   BY /s/ Richard B. Carter Ph.D.
                                      -----------------------------------
                                          Richard Carter Ph.D.
                                          Chief Scientific Officer

                                   PURCHASER

                                   /s/ Ronald M. Burch M.D., Ph.D.
                                   -------------------------------------
                                          Ronald Burch M.D., Ph.D

ESCROW AGENT:

----------------------------------
     Matthew B. Hemington, Esq.
     Cooley Godward LLP

                                       4.

                                    EXHIBIT B

                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

                          LUPERX PHARMACEUTICALS, INC.

                        EMPLOYEE PROPRIETARY INFORMATION
                            AND INVENTIONS AGREEMENT

      In consideration of my employment or continued employment by LUPERX PHARMACEUTICALS, INC. (the "Company"), and the compensation now and hereafter paid to me. I hereby agree as follows:

1.    NONDISCLOSURE.

      1.1 RECOGNITION OF COMPANY'S RIGHTS; NONDISCLOSURE. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

      1.2   PROPRIETARY INFORMATION. The term "PROPRIETARY INFORMATION" includes
(a) tangible and intangible information relating to antibodies and other biological materials, cell lines, samples of assay components, media and/or cell lines and procedures and formulations for producing any such assay components, media and/or cell lines, formulations, products, processes, know-how, designs, formulas, methods, developmental or experimental work, clinical data, improvements, discoveries, plans for research, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers, and information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as result of a breach of this Agreement, and my own, skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

      1.3 THIRD PARTY INFORMATION. I understand, in addition, that the Company has received and in the future will .receive from third parties confidential or proprietary information ("THIRD PARTY INFORMATION") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter. I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company. Third Party information unless expressly authorized by an officer of the Company in writing.

      1.4 NO IMPROPER USE OF INFORMATION OF PRIOR EMPLOYERS AND OTHERS. During my employment by the Company will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

2.    ASSIGNMENT OF INVENTIONS.

      2.1 PROPRIETARY RIGHTS. The term "PROPRIETARY RIGHTS" shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

      2.2 PRIOR INVENTIONS. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit A (Previous Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of ray employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as "PRIOR INVENTIONS"). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit A but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that face disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit A for such purpose. If no such disclosure is attached I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated. Prior Inventions in any Company Inventions without the Company's prior written consent.

      2.3 ASSIGNMENT OF INVENTIONS. Subject to Sections 2.4, and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this
Section 2, are hereinafter referred to as "COMPANY INVENTIONS."

      2.4 NONASSIGNABLE INVENTIONS. I recognize that in the event of a specifically applicable state law, regulation, rule, or public policy ("Specific Inventions Law"), this Agreement will not be deemed to require assignment of any invention which qualifies fully for protection under a Specific Inventions Law by virtue of the fact that any such invention was, for example, developed entirely on my own time without using the Company's equipment supplies, facilities, or trade secrets and neither related to the Company's actual or anticipated business, research or development, nor resulted from work performed by me for the Company. In the absence of a Specific Inventions Law, the preceding sentence will not apply.

      2.5 OBLIGATION TO KEEP COMPANY INFORMED. During the period of my employment and for six (6) months after termination of my employment with the Company. I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me. either alone or jointly with others. In addition. I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any inventions that I believe fully qualify for protection under the provisions of a Specific Inventions Law: and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under a Specific Inventions Law. I will preserve the confidentiality of any Invention that does not fully qualify for protection under a Specific Inventions Law.

      2.6 GOVERNMENT OR THIRD PARTY. I also agree to assign all my right, title and interest in and to any particular Company Invention to a third part, including without limitation the United States, as directed by the Company.

      2.7 WORKS FOR HIRE. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," pursuant to United States Copyright Act (17 U.S.C.. Section 101).

      2.8 ENFORCEMENT OF PROPRIETARY RIGHTS. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph. I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of she preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

3. RECORDS. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

4. ADDITIONAL ACTIVITIES. I agree that during the period of my employment by the Company I will not, without the Company's express written consent engage in any employment or business activity which is competitive with, or would otherwise conflict with, my employment by the Company. I agree further that for the period of my employment by the Company and for one (1) year after the date of termination of my employment by the Company I will not, either directly or through others, solicit or attempt to solicit any employee, independent contractor or consultant of the Company to terminate his or her relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or entity.

5. No CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

6. RETURN OF COMPANY DOCUMENTS. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving. I will cooperate with the Company in completing and signing the Company's termination statement.

7. LEGAL AND EQUITABLE REMEDIES. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

8. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days alter the date of mailing.

9. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

10.   GENERAL PROVISIONS.

      10.1 GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Agreement will be governed by and construed according to the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in Santa Clara County, California for any lawsuit filed there against me by Company arising from or related to this Agreement.

      10.2 SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to

                                    EXHIBIT A

                              PREVIOUS INVENTIONS

TO:     LUPERX PHARMACEUTICALS, INC.

FROM:   Ronald M Burch

DATE:   30 March 2001

SUBJECT: PREVIOUS INVENTIONS

1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by LupeRx Pharmaceuticals. Inc. (the "COMPANY") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company

      [X]   No inventions or improvements. R M Burch

      [ ]   See below:

            ____________________________________________________________________

            ____________________________________________________________________

            ____________________________________________________________________

      [ ]   Additional sheets attached.

1. Due to a prior confidentiality agreement I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

        INVENTION OR IMPROVEMENT         PARTY(ies)             RELATIONSHIP

1.      ________________________         __________             ____________

2.      ________________________         __________             ____________

3.      ________________________         __________             ____________

      [ ]   Additional sheets attached.

for the benefit of the Company, its successors, and its assigns.

      10.4 SURVIVAL. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

      10.5 EMPLOYMENT I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

      10.6 WAIVER. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

      10.7 ENTIRE AGREEMENT The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

      This Agreement shall be effective as of the first day of my employment with the Company, namely: _________,2001.

      I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED our EXHIBIT A TO THIS AGREEMENT.

Dated:__________________

________________________

(SIGNATURE)

________________________

(PRINTED NAME)

ACCEPTED AND AGREED TO:

LUPERX PHARMACEUTICALS, INC.

By:   RICHARD B. CARTER
      ------------------------------------
Title: CHIEF SCIENTIFIC OFFICER

3000 Sand Hill Road, Building 3, Suite 255
-------------------------------------------
(Address)

Menlo Park, CA 94025

DATED:   3|30|01

                                       4.

duration, geographical scope, activity or subject it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

      10.3 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

      10.4 SURVIVAL. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

      10.5 EMPLOYMENT. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

      10.6 WAIVER. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

      10.7 ENTIRE AGREEMENT. The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

      This Agreement shall be effective as of the first day of my employment with the Company, namely: 3 April, 2001.

      I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT.

Dated:   30 March, 2001

/s/ Ronald M. Burch
-------------------
(Signature)

RONALD M. BURCH
---------------
(PRINTED NAME)